Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-142893 of our report dated March 27, 2009, relating to the consolidated financial statements of CPG International Inc. and Subsidiaries, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
April 24, 2009